As filed with the Securities and Exchange Commission on September 21, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   ----------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                           SPECTRUM BRANDS CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)

            FLORIDA                                65-1098382
            -------                                ----------
(State or other jurisdiction of       (IRS Employer Identification No.)
 incorporation  or  organization)


  1450 SO. DIXIE HIGHWAY, SUITE 101
  BOCA RATON, FLORIDA                                                33432
  -------------------------------------------------------------------------
 (Address of principal executive offices)                        (Zip Code)


                            2001 STOCK INCENTIVE PLAN
                            -------------------------
                            (Full title of the plan)

                         Harvey Judkowitz, Chairman/CEO
                           Spectrum Brands Corporation
                        1450 So. Dixie Highway, Suite 101
                           Boca Raton, Florida  33432
                           --------------------------
                     (Name and address of agent for service)

                                 (561) 289-5175
                                 --------------
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                              Samuel Goldfarb, Esq.
                       Aronauer, Goldfarb, Sills & Re, LLP
                               444 Madison Avenue
                            New York, New York 10022
                                 (212) 755-6000

                         CALCULATION OF REGISTRATION FEE






                                                    Proposed                 Proposed
Title of                                            maximum                  maximum         Amount of
securities                 Amount to be             offering price           aggregate       Registration
to be registered           registered               per share (1)            offering price      Fee
-----------------------    --------------           -----------------------  --------------  ------------
Common Stock               1,000,000                $1.00                    $1,000,000       $250.00
par value $0.01 per share  Shares
-------------------------  -----------------------  --------------           ---------------- -------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). In the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which 400,000 options granted on August 31, 2001, may be exercised, i.e., $1.00 per share: In the case of shares of Common Stock for which options have not yet been granted and the option price is therefore unknown, the fee is calculated on the basis of the average of the high and low bid prices for the Registrant's Common Stock reported on the OTC Bulletin Board on September 20, 2001, $1.00 per share.

PART  II  -   INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT


ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended ("Securities Act") are incorporated by reference into this Registration
Statement:

      (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000;

      (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since September 30, 2000;

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the 2001 Stock Incentive Plan or the prospectus relating to the 2001Stock Incentive Plan, each meeting the requirements of Section 10(a) of the Securities Act.

The Registrant's authorized Common Stock consists of 45,000,000 shares, $.001 par value per share. As of August 31, 2001, there were 499,991 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock owned of record on all matters to be voted on by stockholders, including the election of directors. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

   None.


ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The Registrant's By-Laws authorizes the Company to indemnify its officers and directors to the fullest extent allowed under the provisions of the State of Florida Corporation Laws for claims brought against such persons in their capacity as officers and or directors.

Florida Statutes Section 607.0850(1) generally provides that a corporation has the power to indemnify a current or former officer or director, employee or agent of the corporation against expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

The Registrant's By-Law provision regarding indemnification rights is not deemed to be exclusive of any other rights to which the Registrant's directors and officers may be entitled under the Registrant's Articles of Incorporation, an agreement, shareholder authorization, or otherwise. The Registrant does not maintain directors' and officers' liability insurance policy as of the date hereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors under any of the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

   None.


ITEM  8.  EXHIBITS.

   The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

EXHIBIT  NO.      DESCRIPTION
------------      -----------
      3.1         Articles  of  Incorporation,  as  filed  with  the  Florida
                  Secretary  of  State  on  October  3,  2000.
      3.2         Articles of Amendment to Articles of Incorporation, as
                  filed with the Florida Secretary of State on April 3, 2001
      3.3         Corporate  By-Laws.
      4.1         2001  Stock  Incentive  Plan.
      5.1         Opinion  of  Aronauer,  Goldfarb,  Sills  &  Re,  LLP
                  regarding the legality of the shares being registered hereunder.
     23.1         Consent  of  Sowell  and  Company,  PA,  independent
                  certified  public  accountants  for  the  Registrant.
     23.2         Consent  of  Aronauer,  Goldfarb,  Sills  &  Re,  LLP
                  (included  in  the  Opinion  filed  as  Exhibit  5.1).
     24.1         Power  of Attorney (set forth on the signature page of
                  this  Registration  Statement).


ITEM  9.  UNDERTAKINGS.

    (a)  The  undersigned  Registrant  hereby  undertakes:

          (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 20th day of September, 2001.

                                             SPECTRUM BRANDS CORPORATION


                                             By:  /s/  Harvey  Judkowitz
                                             ----------------------------------
                                             Harvey  Judkowitz
                                             Chairman  and
                                             Chief  Executive  Officer

We, the undersigned directors and officers of Spectrum Brands Corporation, do hereby constitute and appoint, Harvey Judkowitz our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

Signature                      Capacity                            Date
---------                      --------                            ----
/s/  Harvey  Judkowitz         Chairman  of the Board       September  20,  2001
------------------------       of Directors and Chief
     Harvey  Judkowitz         Executive  Officer

/s/  Paul  M.  Galant          Secretary/Treasurer,         September  20,  2001
------------------------       Chief  Financial  Officer
    Paul  M.  Galant           and Director

/s/  David  Larry              Director                     September  20,  2001
------------------------
    David  Larry

EXHIBIT  INDEX
Exhibit  No.               Description
---------------            -----------------
       3.1                 Articles  of Incorporation, as filed with the Florida
                           Secretary of State on October 3, 2000.
       3.2                 Articles of Amendment to Articles of Incorporation,
                           as filed with the Florida Secretary of State on April 3, 2001.
       3.3                 Corporate  By-Laws.
       4.1                 2001  Stock  Incentive  Plan.
       5.1                 Opinion  of Aronauer, Goldfarb, Sills & Re, LLP
                           regarding the legality of the shares being registered hereunder.
      23.1                 Consent  of  Sewell and Company, PA, independent
                           certified  public  accountants  for  the
                           Registrant.
      23.2                 Consent  of  Aronauer, Goldfarb, Sills & Re, LLP
                           (included  in  the  Opinion  filed  as
                           Exhibit  5.1).
      24.1                 Power  of  Attorney  (set forth on the signature
                           page  of  this  Registration  Statement).